UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2005

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NELNET, INC.

(Exact name of registrant as specified in its charter)

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Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street Suite 201 Lincoln, Nebraska (Address of principal executive offices)	68508 (Zip code)

Registrant’s telephone number, including area code: (402) 458-2370

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 20, 2005, Nelnet, Inc. issued a press release announcing that it had priced an offering of $275.0 million of 5.125% Senior Notes due 2010. A copy of that press release is filed herewith as Exhibit 99.1, and a copy of the underwriting agreement related to the offering is filed herewith as Exhibit 1.1. Each of these exhibits is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
1.1

Underwriting Agreement dated May 20, 2005 by and among Nelnet, Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Fifth Third Securities, Inc. and SunTrust Capital Markets, Inc.

99.1	Press release (“Nelnet Prices $275 Million of 5.125% Senior Notes due 2010”) dated May 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2005

NELNET, INC. By: /s/ Jeffrey R. Noordhoek Name: Jeffrey R. Noordhoek Title: Executive Director and Capital Markets Officer